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                                                                  Exhibit 99

FindWhat.com                                               News Release
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Company Contact:
Karen Yagnesak
FindWhat.com
239-561-7229
KarenY@FindWhat.com

           FINDWHAT.COM MOVING TO NASDAQ NATIONAL MARKET; COMPANY WILL
                  ANNOUNCE FIRST QUARTER EARNINGS ON APRIL 30

      - MOVE FROM SMALLCAP TO NATIONAL MARKET TO TAKE EFFECT ON APRIL 17 -

FORT MYERS, FL - APRIL 14, 2003 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing services for the Internet, today announced that it has been approved for listing on the NASDAQ National Market(R), and will begin trading on that market effective Thursday, April 17, 2003. Since April 2000, FindWhat.com has been trading on the NASDAQ SmallCap Market under the symbol "FWHT" and will retain the same symbol on the NASDAQ National Market(R).

"Our approval to move to the NASDAQ National Market(R) represents a significant achievement," said Craig Pisaris-Henderson, Chairman/CEO of FindWhat.com. "We now meet two different sets of initial listing standards for the NASDAQ National Market(R), which is a result of dramatically growing our operations over the last three years, creating investor awareness of our achievements, and meeting or exceeding all corporate governance requirements."

FindWhat.com also announced that it will release its first quarter financial results on Wednesday, April 30 at approximately 4:15 p.m. Eastern Time. Chairman/CEO Craig Pisaris-Henderson, COO/CFO Phillip Thune, and VP-Finance Brenda Agius will participate in a conference call to discuss the results and the outlook for the Company. The call will take place on April 30 at approximately 5:00 p.m. Eastern Time, and will be simulcast on the Internet at http://www.vcall.com/CEPage.asp?ID=83677. A replay of the conference call will be available at the same URL for 90 days after the call. Interested parties may email questions in advance of the conference call to Karen Yagnesak of FindWhat.com at KarenY@FindWhat.com.

ABOUT FINDWHAT.COM(R)
FindWhat.com operates online marketplaces that connect the consumers and businesses that are most likely to purchase specific goods and services with the advertisers that provide those goods and services. Online advertisers determine the per-click fee they will pay for their advertisements, which FindWhat.com and its private-label partners such as Terra Lycos's Lycos.com and HotBot distribute to millions of Internet users. The FindWhat.com Network includes hundreds of distribution partners, such as CNET's Search.com, Excite, Webcrawler, NBCi, MetaCrawler, Dogpile, Go2Net and Microsoft Internet Explorer Autosearch. Advertisers bid against each other for particular keywords or phrases through an open, automated, bid-for-position system, where the advertisement of the website with the highest bid appears first, with all other advertisers listed in descending bid order. This cost-effective, pay-for-performance model allows Web advertisers to pay only for those prospects which click-through to their sites, and increases their potential for exposure through the millions of advertisements distributed throughout the network per day. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

FORWARD LOOKING STATEMENTS
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.